UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCANA Corporation
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation or organization)

57-0784499
(I.R.S. Employer Identification Number)

100 SCANA Parkway, Cayce, South Carolina	29033
(Address of Principal Executive Offices)	(Zip Code)

SCANA Corporation Long-Term Equity Compensation Plan
(Full title of the plan)

Ronald T. Lindsay, Esq. Senior Vice President and General Counsel SCANA Corporation 100 SCANA Parkway, Cayce, South Carolina 29033
(Name and address of agent for service)

(803) 217-9000
(Telephone number, including area code, of agent for service)

Copy To:
John W. Currie, Esq. McNair Law Firm, P.A. 1221 Main Street, 18th Floor Columbia, SC 29201 (803) 799-9800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☒	Accelerated filer ❑
Non-accelerated filer ❑	Smaller reporting company ❑

EXPLANATORY STATEMENT
This is a Post-Effective Amendment (the "Post-Effective Amendment") to the Registration Statement on Form S-8 (No. 333-37398) filed with the Securities and Exchange Commission (the "Commission") on May 19, 2000, as amended by Post-Effective Amendment No. 1 filed with the Commission on February 17, 2009 (as amended, the "Registration Statement"). The Registration Statement covered 5,000,000 shares of the registrant's common stock potentially issuable pursuant to the SCANA Corporation Long-Term Equity Compensation Plan (the "Plan"), which was adopted in 2000 but which expired (subject to the payment of contingent grants previously awarded) in 2014 and was replaced by a new SCANA Corporation Long-Term Equity Compensation Plan. All awards potentially payable under the expired Plan have now been paid.
This Post-Effective Amendment is being filed to remove from registration all of the previously registered shares of the registrant's common stock issuable under the expired Plan that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cayce, State of South Carolina, on February 24, 2017.

(REGISTRANT)    SCANA Corporation

By:    /s/ J. E. Swan, IV
J. E. Swan, IV, Vice President and Controller

Date:    February 24, 2017

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 of the Securities Act of 1933, as amended.

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